Exhibit 99.1

Stanley Black & Decker Reports 1Q 2018 Results

New Britain, Connecticut, April 20, 2018 … Stanley Black & Decker (NYSE: SWK) today announced first quarter 2018 financial results.

•	1Q’18 Revenues Totaled $3.2 Billion, Up 12% Versus Prior Year, Fueled By 4% Organic Growth And 6% Growth From Acquisitions

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1Q’18 Diluted GAAP EPS Was $1.11; Excluding M&A Related Charges, 1Q’18 Diluted EPS Was $1.39, Up 7% Versus Prior Year, As Strong Operational Performance, Acquisitions And Lower Expenses More Than Offset Commodity Inflation

•	Successfully Completed Acquisition Of Nelson Fastener Systems For Approximately $440 Million In Cash On April 2

•	Executed Equity Derivative Transaction To Lock Repurchase Pricing On 3.2 Million Shares Through March 2021

•	Revising 2018 Full Year Diluted GAAP EPS Guidance Range To $7.40 - $7.60 From $7.80 - $8.00 Reflecting The Nelson Fastener Systems Acquisition And One-Time Tax Charge

•	Reiterating Adjusted EPS Guidance Range Of $8.30 - $8.50 And Free Cash Flow Conversion Of Approximately 100%

1Q’18 Key Points:

•	Net sales for the quarter were $3.2 billion, up 12% versus prior year, as positive volume (+4%), acquisitions (+6%) and currency (+4%) more than offset divestitures (-2%).

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Gross margin rate for the quarter was 36.3%. Excluding charges, the gross margin rate was 36.4%, down 120 basis points from prior year as volume leverage and productivity were more than offset by an anticipated $50 million of commodity inflation.

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SG&A expenses were 24.5% of sales. Excluding charges, SG&A expenses were 24.0% of sales compared to 23.8% in 1Q’17, reflecting investments in SFS 2.0 initiatives moderated by continued tight cost management.

Exhibit 99.1

•	Restructuring charges for the quarter were $22.9 million. Excluding M&A related charges, restructuring charges for the quarter were $21.8 million compared to $15.3 million in 1Q’17.

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Other, net totaled $58.0 million for the quarter. Excluding charges, Other, net totaled $52.1 million compared to $60.5 million in 1Q’17, reflecting the impact from the one-time $17 million environmental remediation charge in 1Q’17 partially offset by increased intangible amortization related to acquisitions.

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Tax rate was 32.4% which reflects a charge of $23.1 million related to the refinement of the one-time tax charge from the recently enacted U.S. tax legislation. Excluding charges, tax rate was 23.0% versus the 25.0% in 1Q’17 reflecting the ongoing benefits from the recently enacted U.S. tax legislation.

•	Working capital turns for the quarter were 6.2, down 0.6 turns from prior year resulting from higher inventory balances in Tools & Storage in anticipation of new product launches, including Craftsman.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “We had a strong start to 2018, with high-single digit earnings per share expansion in the face of significant commodity headwinds. We also reported healthy, above-market organic growth of 4%, backed by 6% organic growth from Tools & Storage as well as Industrial outperforming our expectation.

“The organic growth outlook remains robust as we execute a series of opportunities including Lenox and Irwin revenue synergies, FlexVolt, emerging markets and the rollout of the Craftsman brand, all while the organization remains focused on generating new core and breakthrough innovations. In addition to organic growth, we continue to focus on strategic capital allocation actions. The Nelson Fastener Systems acquisition was completed in early April. We continue to see a strong acquisition pipeline and are exploring multiple opportunities to create significant value.

“As we navigate 2018, our 175th year in operation, the team is focused on acting with the agility required to achieve success in such a dynamic macroeconomic and geopolitical environment, taking actions to achieve our 22/22 vision, and striving to become known as one of the world’s leading innovators, while continuing to deliver top-quartile financial performance and demonstrate our commitment to social responsibility.”

Exhibit 99.1

1Q’18 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$2,216	$301.4	$14.7	$316.1	13.6%	14.3%

Industrial	$504	$80.5	$2.0	$82.5	16.0%	16.4%

Security	$489	$45.5	$1.3	$46.8	9.3%	9.6%
1 See Merger And Acquisition (M&A) Related Charges On Page 5

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Tools & Storage net sales increased 17% versus 1Q’17 due to acquisitions (+8%), volume (+6%) and currency (+3%). All regions contributed to the 6% organic growth for the quarter with emerging markets +15%, Europe +7% and North America +3%. Emerging markets growth was largely due to mid-price-point product releases, higher e-commerce volumes and benefits from changes to our distribution models in Russia & Turkey. Share gains continued within Europe as the growth was supported by new product launches and continued successful commercial actions. North America organic growth remained strong despite a combined 3 point impact from a slow start to the outdoor products season due to an extended period of winter weather in several regions and planned channel inventory reductions in preparation for the upcoming Craftsman rollout. The growth was supported by new product innovation, including the expansion of the DEWALT FlexVolt system, strong commercial execution, and a healthy U.S. tool market. Overall Tools & Storage segment profit rate, excluding charges, was 14.3%, down from the 1Q’17 rate of 15.9%, as the benefits from volume leverage and productivity were more than offset by the anticipated impact from commodity inflation and investments to support growth.

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Industrial net sales increased 5% versus 1Q’17 due to currency (+6%) partially offset by divestitures (-1%). Engineered Fastening organic revenues were flat as automotive fastener penetration gains were offset by the anticipated impact from lower automotive system shipments and lower volumes within electronics. Infrastructure organic revenues were down 1% as higher volumes from successful commercial actions and improved market conditions in Hydraulic Tools were offset by expected lower pipeline project activity in Oil & Gas. Overall Industrial segment profit rate, excluding charges, was 16.4%, down 130 basis points from the 1Q’17 rate, as productivity gains and cost control were offset by the impact of commodity inflation and SFS 2.0 related investments.

Exhibit 99.1

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Security net sales increased 2% versus 1Q’17 as currency (+5%), bolt-on commercial electronic security acquisitions (+3%) and price (+1%) were partially offset by the sale of the Mechanical Security business (-5%) and lower volume (-2%). North America organic growth was flat as higher automatic doors volumes were offset by lower volume in Healthcare. Europe declined 2% organically as strength within the Nordics and UK was offset by anticipated weakness in France. Overall Security segment profit rate, excluding charges, was 9.6%, down 100 basis points versus the prior year rate, which reflects investments to support organic growth and the impact from the sale of the Mechanical Security business.

Equity Derivative Transaction

During the first quarter the Company entered into a capped call transaction that provides the right to purchase 3.2 million shares through March 2021. This transaction supports our long-term strategy to return approximately 50% of free cash flow to shareholders via dividends and opportunistic share repurchases.

Updated 2018 Outlook

Management is revising its 2018 EPS outlook to $7.40 - $7.60 from $7.80 - $8.00 on a GAAP basis reflecting the M&A related charges associated with the Nelson Fastener Systems acquisition and one-time tax charge. The Company is reiterating its adjusted EPS range of $8.30 - $8.50 and its free cash flow conversion estimate of approximately 100%.

The following reflects the key assumption changes to the Company's prior EPS outlook:

•	Incremental price, cost and productivity actions as well as accretion associated with the Nelson Fastener Systems acquisition (+~ $0.15)

•	Higher commodity inflation expectations, including the impacts from the recently announced steel and aluminum tariffs (-~ $0.15)

Exhibit 99.1

Donald Allan Jr., Executive Vice President and CFO, commented, “Stanley Black & Decker’s outlook for 2018 includes above-market organic growth of 5% and strong adjusted earnings per share growth of 11% - 14% versus prior year, while offsetting approximately $180 million of commodity inflation headwinds. We are confident in the organization’s ability to deliver in today’s dynamic environment as we remain focused on strong day-to-day execution and operational excellence, which includes the rollout of the Craftsman brand, price realization and the successful integration of our recent acquisitions. We continue to make targeted investments to support our SFS 2.0 operating system, which will position the Company to deliver sustained above-market organic growth with operating leverage, strong free cash flow conversion and top-quartile shareholder returns over the long-term.”

Merger And Acquisition (“M&A”) Related Charges

Total M&A related charges in 1Q’18 were $25.1 million, primarily related to restructuring, deal and integration costs, as well as facility-related charges. Gross margin included $1.7 million of these charges while SG&A included $16.4 million. Other, net and Restructuring included $5.9 million and $1.1 million of these charges, respectively.

The Company will host a conference call with investors today, April 20, 2018, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the website at least fifteen minutes prior to the call and download and install any necessary audio software.  Please use the conference identification number 1565355. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 1565355. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Michelle Hards
Director, Investor Relations
michelle.hards@sbdinc.com
(860) 827-3913

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Tim Perra
Vice President, Public Affairs
tim.perra@sbdinc.com
(860) 826-3260

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 and 13, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the acquisition-related charges, gain on sales of businesses and a one-time tax charge related to the recently enacted U.S. tax legislation.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve full year 2018 GAAP EPS of $7.40 - $7.60 and Adjusted EPS of $8.30 - $8.50; (ii) generate 2018 free cash flow conversion approximating 100%; (iii) achieve its 22/22 vision; (iv) returning approximately 50% of free cash flow to shareholders via dividends and opportunistic share repurchases; and (v) achieve above-market organic growth of 5% and strong adjusted earnings per share growth of 11%-14% versus prior year, while offsetting approximately $180 million of commodity inflation headwinds, (collectively, the “Results”); are “forward-looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward-looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to deliver successful innovation in its products and services; (ii) the Company’s ability to invest in product, brand and commercialization of the Craftsman brand (including successful brand launch in the second half of 2018) and the continued successful integration of Newell Tools while remaining focused on its diversified industrial portfolio strategy; (iii) the Company’s ability to deliver overall organic growth of approximately 5.0% in 2018; (iv) limit the impact from commodity inflation of approximately $180 million (including from recently announced steel and aluminum tariffs); (v) net impact from closed acquisitions, cost and price actions and improved productivity, partially offset by higher share count, being approximately +$1.05 to +$1.15 EPS in 2018; (vi) core (non M&A) restructuring charges being approximately $50 million in 2018; (vii) 2018 core tax rate being approximately 18%; (viii) the Company’s ability to identify, close and integrate appropriate acquisition opportunities, within desired timeframes at reasonable cost; (ix) successful integration of existing and any newly acquired businesses and formation of new business platforms; (x) the continued acceptance of technologies used in the Company’s products and services, including DEWALT FLEXVOLT™ product; (xi) the Company’s ability to manage existing Sonitrol franchisee and MAC Tools relationships; (xii) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xiii) the proceeds realized with respect to any business or product line disposals; (xiv) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xv) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xvi) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, aluminum, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xvii) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xviii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xix) the Company’s ability to obtain favorable settlement of tax audits; (xx) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xxi) the continued ability of the Company to access credit markets under satisfactory terms; (xxii) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; (xxiii) the Company’s ability to successfully develop, market and achieve sales from new products and services; (xxiv) adjustments to the provisional estimates recorded in 2017 for the enacted U.S. Tax Cuts and Jobs Act based on legislative developments and refined calculations; and (xxv) the ability of the Company to proactively manage the impact of the legislative changes brought about by the U.S. Tax Cuts and Jobs Act.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from significant Chinese Renminbi, Canadian Dollar, Euro, British Pound, Brazilian Real or other currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System including, core innovation, breakthrough innovation, digital and commercial excellence and functional transformation; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment, possibly including impact from “Brexit” or other similar actions from other EU member states as well as the impact of any U.S. tariffs on imported goods; the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write-off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the impact from demand changes within world-wide markets associated with homebuilding and remodeling; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest, including hostilities on the Korean Peninsula; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.